Exhibit 4.1

Execution Copy

FIRST SUPPLEMENTAL INDENTURE, dated as of August 31, 2005 among (i) CENTRAL EUROPEAN DISTRIBUTION CORPORATION, a company incorporated under the laws of Delaware (the “Company”), (ii) CAREY AGRI INTERNATIONAL-POLAND SP. Z O.O. (“Carey Agri”), ONUFRY S.A., MULTI-EX S.A., ASTOR SP. Z O.O., POLSKIE HURTOWNIE ALKOHOLI SP. Z O.O., MTC SP. Z O.O., PRZEDSIEBIORSTWO DYSTRYBUCJI ALKOHOLI AGIS S.A., DAKO-GALANT PRZEDSIEBIORSTWO HANDLOWO PRODUKCYJNE SP. Z O.O., DAMIANEX S.A., PWW SP. Z O.O. AND MIRO SP. Z O.O., each a company organized under the laws of the Republic of Poland (the “Initial Guarantors”), (iii) BOTAPOL HOLDING B.V., a company organized under the laws of the Netherlands, and BOLS SP. Z O.O., a company organized under the laws of the Republic of Poland (the “Additional Guarantors”), (iv) THE BANK OF NEW YORK (the “Trustee”), and (v) ING BANK N.V., London Branch (the “Note Security Agent”).

WHEREAS, reference is made to that certain Indenture, dated as of July 25, 2005 (the “Indenture”), between the Company, the Initial Guarantors, the Trustee and the Note Security Agent, with respect to the Company’s 8% Senior Secured Notes due 2012 (the “Notes”);

WHEREAS, pursuant to Section 4.22(a) of the Indenture, the Company and Carey Agri covenanted that on or prior to the tenth Business Day following the completion of the Bols Acquisition, the Company and Carey Agri will cause Botapol and Bols to jointly and severally Guarantee the Notes pursuant to a supplemental indenture reasonably satisfactory to the Trustee;

WHEREAS, the Bols Acqusition was completed on August 17, 2005;

WHEREAS, the Additional Guarantors have agreed to fully and unconditionally guarantee the Company’s obligations under the Indenture, which guarantee is provided in this First Supplemental Indenture, as permitted pursuant to Section 9.1(a) of the Indenture;

WHEREAS, in accordance with Section 9.1(a) of the Indenture, the Company, the Initial Guarantors, the Trustee and the Note Security Agent may amend or supplement the Indenture without the consent of any Holder;

WHEREAS, the Company, the Initial Guarantors, the Trustee and the Note Security Agent desire to amend and supplement the Indenture in accordance with Section 9.1(a) of the Indenture; and

WHEREAS, the execution and delivery of this First Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this First Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Initial Guarantors, the Additional Guarantors, the Trustee and the Note Security Agent mutually covenant and agree as follows:

Section 1. Definitions. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

Section 2. Amendment to the Indenture. The first paragraph of Section 10.1 of the Indenture is amended and restated in its entirety to read as follows:

“Each of the Guarantors hereby fully, unconditionally and irrevocably Guarantees, as primary obligor and not merely as surety, on a senior basis to each Holder of a Note authenticated by the Trustee or the Authenticating Agent and to the Trustee and the Note Security Agent and each of their successors and assigns the full and prompt performance of all of the Company’s obligations under this Indenture and the Notes including the payment of principal of, and premium, if any, interest and Additional Amounts, if any, on the Notes and all other obligations of the Company to the Holders, the Trustee and the Note Security Agent hereunder and under the Notes. The obligations of the Company under this Indenture and Notes shall be referred to herein as the “Obligations”.”

Section 3. Additional Guarantees. Each of the Additional Guarantors hereby fully, unconditionally and irrevocably Guarantees, as primary obligor and not merely as surety, on a senior basis to each Holder of a Note authenticated by the Trustee or the Authenticating Agent and to the Trustee and the Note Security Agent and each of their successors and assigns the full and prompt performance of all of the Company’s obligations under this Indenture and the Notes including the payment of principal of, and premium, if any, interest and Additional Amounts, if any, on the Notes and all other obligations of the Company to the Holders, the Trustee and the Note Security Agent hereunder and under the Notes. Each Additional Guarantor further agrees and acknowledges that it shall be bound to the terms and conditions of Article X of the Indenture to the same extent as it would be so bound were it to have been an Initial Guarantor on the Issue Date; provided, however, that the Guarantee, indemnity and other obligations of Botapol expressed to be assumed in this First Supplemental Indenture or elsewhere in the Indenture shall be deemed not to be assumed by Botapol to the extent that the same would constitute unlawful financial assistance within the meaning of the Dutch Civil Code.

Section 4. No Personal Liability of Directors, Officers, Employees, Incorporators or Shareholders. No director, officer, employee, incorporator or shareholder of the Company or any Initial Guarantor or Additional Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, this First Supplemental Indenture, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation; and that any and all such personal liability has been waived upon the execution of the Indenture or is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this First Supplemental Indenture and the issuance of the Additional Guarantees.

Section 5. Ratification and Effect. Except as hereby expressly amended and supplemented, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect. Upon and after the execution of this First Supplemental Indenture, each reference in the Indenture to “this Indenture”, “hereunder”, “hereof” or words of like import referring to the Indenture shall mean and be a reference to the Indenture as modified hereby.

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Section 6. Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 7. Submission to Jurisdiction; Appointment of Agent for Service. To the fullest extent permitted by applicable law, each of the Company and the Additional Guarantors irrevocably submits to the non-exclusive jurisdiction of and venue in any federal or state court in the Borough of Manhattan in the City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising out of or under or in connection with this First Supplemental Indenture, the Notes or the Additional Guarantees, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the Company and the Additional Guarantors, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding and hereby irrevocably designates and appoints the Corporation Service Company (the “Authorized Agent”), as its authorized agent upon whom process may be served in any such suit or proceeding. The Company and the Additional Guarantors hereby irrevocably authorize and direct their Authorized Agent to accept such service. The Company and the Additional Guarantors further agree that service of process upon their Authorized Agent and written notice of such service to the Company and the Additional Guarantors, as the case may be, as set forth above, shall be deemed in every respect effective service of process upon the Company or the Additional Guarantors, as the case may be, in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Company and the Additional Guarantors agree that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

The Company and the Additional Guarantors hereby irrevocably waive, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Indenture, the Notes or the transactions contemplated hereby.

The provisions of this Section 7 are intended to be effective upon the execution of this First Supplemental Indenture without any further action by the Company, the Additional Guarantors or the Trustee and the introduction of a true copy of this First Supplemental Indenture into evidence shall be conclusive and final evidence as to such matters.

Section 8. Counterpart Originals. All parties hereto may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent one and the same agreement.

Section 9. Headings, etc. The headings of the Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10. Trustee. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Guarantors and not of the Trustee.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the date first written above.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION,
as the Company

By:	/s/ William V. Carey
Name:	Mr. William V. Carey
Title:	Chief Executive Office and President

CAREY AGRI INTERNATIONAL-POLAND SP. Z O.O.,
as a Guarantor

By:	/s/ William V. Carey
Name:	Mr. William V. Carey
Title:	President of the Management Board

ONUFRY S.A.,
as a Guarantor

By:	/s/ Evangelos Evangelou
Name:	Mr. Evangelos Evangelou
Title:	Vice President of the Management Board

MULTI-EX S.A.,
as a Guarantor

By:	/s/ Chris Biedermann
Name:	Mr. Chris Biedermann
Title:	Pursuant to a Power of Attorney

ASTOR SP. Z O.O.,
as a Guarantor

By:	/s/ William V. Carey
Name:	Mr. William V. Carey
Title:	President of the Management Board

Signature Page to First Supplemental Indenture

POLSKIE HURTOWNIE ALKOHOLI SP. Z O.O.,
as a Guarantor

By:	/s/ Evangelos Evangelou
Name:	Mr. Evangelos Evangelou
Title:	Vice President of the Management Board

By:	/s/ Chris Biedermann
Name:	Mr. Chris Biedermann
Title:	Member of the Management Board

MTC SP. Z O.O.,
as a Guarantor

By:	/s/ William V. Carey
Name:	Mr. William V. Carey
Title:	Chief Executive Officer and President

PRZEDSIEBIORSTWO DYSTRYBUCJI ALKOHOLI AGIS S.A.,
as a Guarantor

By:	/s/ Evangelos Evangelou
Name:	Mr. Evangelos Evangelou
Title:	Member of the Management Board

DAKO-GALANT PRZEDSIEBIORSTWO HANDLOWO PRODUKCYJNE SP. Z O.O.,
as a Guarantor

By:	/s/ William V. Carey
Name:	Mr. William V. Carey
Title:	Vice President of the Management Board

Signature Page to First Supplemental Indenture

DAMIANEX S.A.,
as a Guarantor

By:	/s/ Evangelos Evangelou
Name:	Mr. Evangelos Evangelou
Title:	Vice President of the Management Board

PWW SP. Z O.O.
as a Guarantor

By:	/s/ Evangelos Evangelou
Name:	Mr. Evangelos Evangelou
Title:	President of the Management Board

MIRO SP. Z O.O.
as a Guarantor

By:	/s/ Evangelos Evangelou
Name:	Mr. Evangelos Evangelou
Title:	Member of the Management Board

BOTAPOL HOLDING B.V.,
as a Guarantor

By:	/s/ William V. Carey
Name:	Mr. William V. Carey
Title:	Managing Director

By:	/s/ Chris Biedermann
Name:	Mr. Chris Biedermann
Title:	Managing Director

Signature Page to First Supplemental Indenture

BOLS SP. Z O.O.,
as a Guarantor

By:	/s/ Maciej Dabrowiecki
Name:	Mr. Maciej Dabrowiecki
Title:	President of the Management Board

By:	/s/ Grzegorz Swiderski
Name:	Mr. Grzegorz Swiderski
Title:	Member of the Management Board

THE BANK OF NEW YORK,
as Trustee

By:	/s/ Charlotte Fricker
Name:	Charlotte Fricker
Title:	Assistant Vice President

ING BANK N.V., London Branch
as Note Security Agent

By:	/s/ Martijn Bruins
Name:	Martijn Bruins
Title:	Managing Director

Signature Page to First Supplemental Indenture